SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[ ]  Definitive Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                                  Airtrax, Inc.
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which the transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  AIRTRAX, INC.
                870B Central Avenue, Hammonton, New Jersey 08037


                              INFORMATION STATEMENT
                             PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE NOT REQUESTED TO SEND US A PROXY



                                              Hammonton, New Jersey
                                                            *, 2004

          This information statement has been mailed on or about *, 2004 to the stockholders of record on November 30, 2004 (the "Record Date") of Airtrax, Inc., a New Jersey corporation (the "Company") in connection with certain actions to be taken by the written consent by the majority stockholders of the Company, dated as of November 30, 2004. The actions to be taken pursuant to the written consent shall be taken on or about *, 2004, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH WILL BE DESCRIBED HEREIN.



                                             By Order of the Board of Directors,

                                            /s/ Peter Amico
                                                -----------
                                                Peter Amico
                                                Chairman of the Board

NOTICE OF ACTION TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF MAJORITY STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE STOCKHOLDERS, DATED *, 2004

To Our Stockholders:

          NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to a written consent of a majority of stockholders dated November 30, 2004, in lieu of a special meeting of the stockholders. Such action will be taken on or about *, 2004:

1. To Amend the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, no par value per share (the "Common Stock"), of the Company from 20,000,000 shares to 50,000,000 shares.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          As of the Record Date, the Company's authorized capitalization consisted of 20,000,000 shares of Common Stock, of which 15,054,342 shares were issued and outstanding as of the Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

          Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of November 30, 2004 will have voted in favor of the foregoing proposals by resolution dated November 30, 2004; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

          Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on *, 2004.

          The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

          This   Information   Statement   will  serve  as  written   notice  to
stockholders pursuant to the General Corporation Law of the State of New Jersey.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

          On *, 2004, the majority stockholders of the Company will have approved an amendment to the Company's Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 20,000,000 to 50,000,000. The Company currently has authorized capital stock of 20,000,000 shares and approximately 15,054,342 shares of Common Stock are outstanding as of the Record Date. The Board believes that the increase in authorized common shares would provide the Company greater flexibility with respect to the Company's capital structure for such purposes as additional equity financing, and stock based acquisitions.

INCREASE IN AUTHORIZED COMMON STOCK

          The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock. This amendment and the creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock will remain unchanged under this amendment.

          As of the Record Date, a total of  15,054,342  shares of the Company's
currently   authorized   20,000,000  shares  of  Common  Stock  are  issued  and
outstanding. The increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

          The proposed increase in the authorized number of shares of Common Stock could have a number of effects on the Company's stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

                                   MANAGEMENT

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:


Name                       Age  Position
----                       ---  --------

Peter Amico                60   President and Chairman of the Board of Directors

D. Barney Harris           43   Executive Vice President and Director

Frank A. Basile, Esq       68   Director

James Hudson               61   Director

William Hungerville        68   Director

Peter Amico - Mr. Amico is the founder of the Company and has been President and Chairman of the Company and its predecessor since their inception in April 1995. Prior to 1995, Mr. Amico was president and majority shareholder of Titan Aviation and Helicopter Services, Inc. ("Titan"). He has an extensive background in sales and in structural design. His career in sales has spanned over thirty years and he has held sales positions at Firestone Tire & Rubber and Union Steel Products, Inc. As a consequence of separate helicopter and airplane accidents involving Titan, Mr. Amico filed for bankruptcy protection in 1996.

D. Barney Harris - Mr. Harris has been a Director of the Company since December 1998 and a Vice President since July 1999. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Manassas, Virginia. Prior to 1997, Mr. Harris was employed by EG&G WASC, Inc., Gaithersburg, Maryland, as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982.

John Watt Jr . - Mr. Watt has been Secretary and a Director of the Company from August 1998 until December 11, 2003 when he resigned in both capacities. Since March 2001, Mr. Watt has retired from full time employment and has performed limited consulting services to the Company. From 1990 to the March 2001, he was the President of Watt-Bollard Associates, Inc., a manufacturers' representative sales agency located in Fort Washington, Pennsylvania.

James Hudson - Mr. Hudson has been a Director of the Company since May 1998. From 1980 to present, he has been President of Grammer, Dempsey & Hudson, Inc., a steel distributor located in Newark, New Jersey.

Frank A.  Basile,  Esq . - Mr.  Basile has been a Director of the Company  since
April 1999. Mr. Basile has been a practicing attorney since 1963 and is president of the law firm Basile & Testa, Vineland, New Jersey.

William Hungerville - Mr. Hungerville has been a director since February 2002. Since 1998, Mr. Hungerville has been retired from full time employment. From

1974 to 1998, he was the sole owner of a pension administrative service firm. Mr. Hungerville is a graduate of Boston College, and attended an MBA program at Harvard University for 2 years.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

During the fiscal year ended December 31, 2003, based upon an examination of the public filings, all of our company's officers and directors timely filed reports on Forms 3, 4 and 5.

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal year indicated the compensation paid by our company to our Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:


                           Summary Compensation Table:



                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Peter Amico               2003     88,462(1)       0         64,000(2)       -            -            -             -
President and Chairman    2002     84,135(1)       0         52,399(2)       -            -            -             -
of the Board of Directors 2001     75,000          0         51,399          -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

(1) During 2003, Mr. Amico was entitled to receive a salary of $100,000, however $88,461.68 was paid and the balance was deferred for future payment. In 2002, $84,135 was paid as salary to Mr. Amico and $3,365 balance deferred for future payment. In 2002 and 2003, Mr. Amico received an automobile usage valued at $1,000.

(2) Pursuant to his employment agreements, Mr. Amico had outstanding options to acquire a total of 180,000 shares of common stock of the Company. Of these options, 20,000 shares are exercisable at a total price of $2.00, 50,000 shares are exercisable at $0.315 per share, 60,000 shares are exercisable at a price of $0.1575 per share, and 50,000 shares were exercised at a total price of $0.01. On February 12, 2003, Mr. Amico exercised all of his options in exchange for the payment of $25,202. The fair market value of the underlying common stock is $1.26, the closing price of $1.26 on the exercise date of February 12, 2003. The amount for 2003 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $0.01. The amount for 2002 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $12,601. The amount for 2001 represents the number of options (50,000) multiplied by the fair market ($1.26) less his exercise costs of $12,601. In addition, for 2002 and 2003, the amounts include $1,000 for the value of an automobile usage.


EMPLOYMENT AGREEMENTS

The Company and Peter Amico have entered into written employment agreements for Mr. Amico's role as President of the Company. The parties entered into an agreement covering the period from April 1997 to June 30, 2002 ("Original Employment Agreement"). Effective July 1, 2002, the parties entered into a second employment agreement for a one year term ("Second Employment Agreement").

Under the Original Employment Agreement, Mr. Amico received an annual salary of $75,000 per year, and received stock options to acquire up to 50,000 shares per annum. Of the options, 10,000 shares were exercisable for a total consideration of a $1.00 beginning year three of the contract, 25,000 shares were exercisable at 30% of the lowest price paid for the stock in the 30 day period preceding exercise for each year of the contract, and 15,000 shares were exercisable at 15% of the lowest price paid for the stock in the 30 day period preceding exercise beginning year three of the contract.

Under the Second Employment Agreement, Mr. Amico was entitled to receive an annual salary of $100,000, and receives an option to acquire 50,000 shares of common stock of the Company for a total exercise price of $0.01. The Company may terminate the agreement without cause upon 14 days' written notice to the Employee. The Second Employment Agreement terminated on June 30, 2003, and the parties have not entered into a subsequent agreement, however, Mr. Amico continues to receive an annual salary of $100,000. The Company and Mr. Amico expect to enter into a new employment agreement which may include stock options similar to those of the Second Employment Agreement retroactive to July 1, 2003 and for periods subsequent to fiscal 2003; however, the terms of the new employment agreement has not been finalized by the parties, and will be subject to approval by the Board of Directors.


DIRECTORS' COMPENSATION

The Company's directors are compensated at the rate of $250 per meeting and are reimbursed for expenses incurred by them in connection with the Company's business. During 2002 and 2001, each director, other than Mr. Amico, received an annual stock option to purchase 5,000 shares of common stock exercisable at $0.50 per share. During 2003, each director will receive a stock grant of 10,000 shares of the Company's common stock. The Company has not implemented a stock grant or stock option plan for its board of directors for 2004, however it expects to do so, the terms of which have not been established.

Other than as described above, the Company does not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods indicated in the table.

OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2003:


                                Individual Grants

                                  Number of          % of Total Options
                                  Securities         Granted to
Name                              Underlying         Employees in Fiscal
                                  Options Granted    Year                  Exercise        Expiration Date
                                  (#)                                      Price ($/sh)
---------                         ----------------------------------------------------------------------------

Peter Amico                       50,000             40%(1)                $2.20(1)        None(1)
President and Chairman

(1) Pursuant to his employment agreements, Mr. Amico had outstanding options to acquire a total of 180,000 shares of common stock of the Company. Of these options, 20,000 shares are exercisable at a total price of $2.00, 50,000 shares are exercisable at $0.315 per share, 60,000 shares are exercisable at a price of $0.1575 per share, and 50,000 shares were exercised at a total price of $0.01. On February 12, 2003, Mr. Amico exercised all of his options in exchange for the payment of $25,202. The fair market value of the underlying common stock is $1.26, the closing price of $1.26 on the exercise date of February 12, 2003.


OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at December 31, 2003, of unexercised options held by executive officers named in the Summary Compensation Table:


                      Number of Securities Underlying Unexercised Options at    Value  of   Unexercised   In-the-Money
Name                          FY-End (#) (Exercisable/Unexercisable)            Options       at      FY-End       ($)
                                                                                (Exercisable/Unexercisable)
-------              ------------------------------------------------------------------------------------------------------
Peter Amico
President and Chairman      180,000                  0                                 0                    $201,598

                               STOCK OPTION PLANS

The Company has not implemented a stock grant or stock option plan for its board of directors for 2004, however it expects to do so, the terms of which have not been established.

Other than as described above, the Company does not have any other form of compensation payable to its officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods indicated in the table.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table identifies as of December 3, 2004 information regarding the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its common stock and Preferred Stock of the Company, the number of and percent of the Company's common stock beneficially owned by

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 3, 2004 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 3, 2004 have been exercised and converted.



NAME(1) AND ADDRESS NUMBER OF PERCENTAGE OF OF OWNER TITLE OF CLASS SHARES OWNED CLASS (2)
--------------------------------------------------------------------------------

Peter Amico                     Common Stock        1,885,623(6)        12.5%
870B Central Avenue             Preferred Stock     2,750,000(5)         100%
Hammonton, NJ 08037

D. Barney Harris                Common Stock          230,625(7)         1.5%
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

John Watt Jr.                   Common Stock           97,500(8)           *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

Frank Basile                    Common Stock          132,813(9)           *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

James Hudson                    Common Stock           41,300(10)          *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

William Hungerville             Common Stock           45,000(11)          *
870B Central Avenue             Preferred Stock             0              0%
Hammonton, NJ 08037

All Officers and Directors      Common Stock        2,727,207(12)       14.0%
As a Group (6 persons)          Preferred Stock     2,750,000            100%

----------------------------
Arcon Corp.                     Common Stock        1,580,623(4)        10.5%
1616 Pennsylvania Ave, #122     Preferred Stock     2,750,000(5)         100%
Vineland, NJ 08361

*Less than 1%

(1)  The address of each beneficial owner is the address of the Company.

(2) Based on 15,054,342 shares of common stock outstanding as of December 3, 2004, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Based   upon  275,000  outstanding  shares  of preferred  stock after giving effectto the 10 for 1 voting rights.

(4) Represents 1,580,623 shares held by Arcon Corp., a corporation wholly owned by Mr. Amico ("Arcon"), and however, excludes common stock that may be issued to Arcon as a dividend on the preferred stock.

(5) Represents shares held by Arcon.

(6) Represents   1,580,623  shares of common  stock held by Arcon.  as stated in footnote (4) above, and 305,000 shares of common stock held individually by Mr. Amico.

(7) Represents 200,625 shares of common stock held individually, 25,000 shares of common stock issuable under his employment agreement, and 5,000 shares of common stock issuable upon exercise of director's options for 2002.

(8) Represents 97,500 shares held jointly with his spouse. Mr. Watt resigned as an officer and director of the Company on December 11, 2003.

(9) Represents 100,000 shares held individually, 15,000 shares of common stock issuable upon exercise under director's options for 2002 and 2001, 12,046 shares held by an affiliate, and 10,000 shares held by his spouse. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(10) Represents 41,300 shares of common stock held by an affiliate. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(11) Represents 34,300 shares of common stock held individually, 700 shares held by his spouse and 10,000 shares held by a family trust. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(12) Includes (4), (6), (7), (8), (9), (10) and (11).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Arcon Corp., a corporation wholly owned by the Company's chairman and president, owns 275,000 shares of preferred stock of the Company. Each share of Preferred Stock is entitled to 10 voting rights on all matters on which shareholders are entitled to vote. The preferred stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. The annual cash dividend is $68,750. Dividends are cumulative and the holder has a right during any quarter to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the lowest private offering or trading price of the common stock. The preferred stock is not convertible into common stock, however, has a preference over common stockholders upon liquidation equal to the stated value per share. For fiscal year 2001, Arcon received 246,731 shares of common stock of the Company in lieu of the cash dividend. For fiscal year 2002, Arcon received a cash dividend of $17,187.50, and will receive 221,892 shares of common stock of the Company in lieu of the cash payment for the balance of the divide n d. For fiscal year 2003, Arcon received a cash dividend of $28,646 and expects to receive an additional $34,375 in cash dividends and 19,097 shares of common stock in lieu of the cash payment of the dividend.

Arcon Corp. and the Company's President have made loans from time to time to the Company in varying amounts. As of December 31, 2003, a loan in favor of the Company's President in the amount of $ 39,887 is outstanding. The loan is due on demand and bears interest at 12%. In July 2000, Arcon Corp. purchased 33,334 shares of common stock at a price per share of $1.50 for a total consideration of $50,001.

Mrs. Patricia Amico, the wife of the Company's President, performed services to the Company during 2003, 2002, and 2001 for which she received $11,579, $9,930, and $9,126, respectively. Mr. Timothy Smith, the son in law of the Company's President, performed services to the Company during 2000. The amount of such services totaled $4,644.

Mr. John Watt, a director of the Company, received commissions during fiscal 2000 from certain suppliers and fabricators that conduct business with the Company. The amount of such commission for each year was less that $10,000.

Mr. Frank Basile, a director of the Company, is a partner of a law firm that performed legal services to the Company during fiscal 2003, 2002 and 2000. The billing amount for such services for each year was less than $10,000.

During 2002 and 2001, each director of the Company, other than Mr. Amico, received a stock option to acquire 5,000 shares of common stock at a price per share of $0.50, and in 2003, each director, other than Mr. Amico, received a grant from the Company of 10,000 shares of common stock.

                             ADDITIONAL INFORMATION

The Company's annual report on Form 10-K for the fiscal year ended December 31, 2003 and quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon written request by a stockholder to Peter Amico, Secretary, Airtrax , Inc., 870B Central Avenue, Hammonton, New Jersey 08037


                                            By Order of the Board of Directors,

                                            /s/ Peter Amico
                                                -----------
                                                Peter Amico
                                                Chairman of the Board

Hammonton, New Jersey
December 3, 2004



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
EXHIBIT A


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  AIRTRAX, INC.

          The undersigned, being the President and Secretary of AIRTRAX, INC., a corporation existing under the laws of the State of New Jersey, do hereby certify under the seal of the said corporation as follows:

1.        The  certificate   of   incorporation  of the   Corporation  is hereby
amended by replacing Article 5, in its entirety, with the following:

                    "5. The Corporation is authorized to issue two classes of stock. One class of stock shall be Common Stock, no par value. The second class of stock shall be Class A Preferred Stock, no par value. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications; limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

                    The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

               Class            Par Value                  Authorized Shares
               -----            ---------                  -----------------
               Common           No Par                     50,000,000
               Preferred        No Par                        500,000
                                                           ----------

               Totals:                                     50,500,000

2. The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation's Board of Directors and a majority of the Corporation's stockholders in accordance with the provisions of Section 14A:5-6 of the General Corporation Law of the State of New Jersey.

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

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation's Certificate of Incorporation, as amended, to be signed by Peter Amico, its President and Secretary, this __th day of December, 2004.

                       AIRTRAX, INC.


                       By:_______________________________
                          Peter Amico, President


                       By:_______________________________
                          Peter Amico, Secretary

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